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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and in the headnotes to "Sepco Summary Consolidated Historical Financial Data" and "Sepco Selected Consolidated Financial Data" and to the use of our reports dated August 6, 1996, with respect to the balance sheet of Index, Inc., and March 22, 1996 (except for Notes 8 and 10 as to which the date is August 7, 1996), with respect to the consolidated financial statements of Sepco Industries, Inc., which are included in the Proxy Statement/Prospectus of Index, Inc., that is made a part of Amendment No. 2 to the Registration Statement (Form S-4 No. 333-10021) of Index, Inc., for the registration of 18,584,400 shares of its common stock, 3,366 shares of its Series A preferred stock and 19,500 shares of its Series B convertible preferred stock.


                                            ERNST & YOUNG LLP

Houston, Texas

September 30, 1996